UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

TALARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40384	83-2377352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

93 Worcester St. Wellesley, Massachusetts	02481
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 398-9250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TALS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 22, 2023, Talaris Therapeutics, Inc., a Delaware corporation (“Talaris”), Terrain Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Talaris (“Merger Sub”), and Tourmaline Bio, Inc., a Delaware corporation (“Tourmaline”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tourmaline, with Tourmaline continuing as a wholly owned subsidiary of Talaris and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger and related transactions (the “Closing”), (a) each then-outstanding share of Tourmaline common stock (including shares of Tourmaline common stock issued upon conversion of Tourmaline preferred stock and shares of Tourmaline common stock issued in the financing transaction described below) will be converted into the right to receive a number of shares of Talaris common stock calculated in accordance with the Merger Agreement (the “Exchange Ratio”) and (b) each then-outstanding option to purchase Tourmaline common stock will be converted into an option to purchase Talaris common stock, subject to adjustment as set forth in the Merger Agreement. Under the Exchange Ratio formula in the Merger Agreement, upon the Closing, on a pro forma basis and based upon the number of shares of Talaris common stock expected to be issued in the Merger, pre-Merger Tourmaline stockholders will own approximately 59.4% of the combined company, the pre-Merger Talaris stockholders will own approximately 21.3% of the combined company on a fully diluted basis using treasury stock method and investors who are issued shares of Tourmaline common stock in the financing transaction described below will own approximately 19.3% of the combined company on a fully diluted basis using treasury stock method. The Exchange Ratio, and related pro forma ownership, will be adjusted to the extent that Talaris’ net cash at Closing is less than $62,437,500 or greater than $72,562,500. In addition, the Exchange Ratio will be adjusted down by the value received in connection with the sale of certain Talaris legacy assets prior to Closing. In addition, in connection with the Closing, Talaris expects to declare a cash dividend to the pre-Merger Talaris stockholders of up to approximately $64.8 million in the aggregate (which, together with the cash payments to equity award holders described below will be up to $67.5 million in the aggregate).

For purposes of calculating the Exchange Ratio, (1) shares of Talaris common stock underlying Talaris stock options and other rights to receive shares of Talaris common stock outstanding as of immediately prior to the Closing with an exercise price that is less than $3.43 (subject to certain adjustments) will be deemed to be outstanding, (2) shares of Talaris common stock issuable upon the settlement of Talaris RSUs (excluding performance-based restricted stock units for which the performance condition has not been met) will be deemed to be outstanding and (3) all shares of Tourmaline common stock underlying outstanding Tourmaline stock options will be deemed to be outstanding.

At the Closing, subject to the terms and conditions of the Merger Agreement, holders of Talaris options and Talaris stock appreciation rights (“SARs”) will receive merger consideration equal to the amount by which the Talaris In-the Money Price (as defined in the Merger Agreement) exceeds the exercise price on such options or SARs, with 55% of such consideration being in the form of newly issued shares of Talaris common stock and 45% being in the form of cash. Holders of Talaris restricted stock units (“RSUs”) will receive merger consideration equal in value to the amount of Talaris common stock corresponding to the Talaris RSUs, with 55% of such consideration being in the form of newly issued shares of Talaris common stock and 45% being in the form of cash.

In connection with the Merger, Talaris will seek the approval of its stockholders to, among other things, (1) issue shares of Talaris common stock issuable in connection with the Merger under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), (2) effect the change of control of Talaris resulting from the Merger pursuant to the Nasdaq rules, (3) amend its amended and restated certificate of incorporation to effect a reverse stock split of Talaris common stock, with the ratio to be mutually agreed to by Talaris and Tourmaline ((1) through (3) collectively, the “Talaris Voting Proposals”) (4) adopt the 2023 Equity Incentive Plan and 2023 Employee Stock Purchase Plan, and (5) amend its amended and restated certificate of incorporation to provide for the exculpation of officers.

Each of Talaris and Tourmaline has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approval of its stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the Closing, (4) Talaris using commercially reasonable efforts to maintain the existing listing of the Talaris common stock on Nasdaq and cause the shares of Talaris common stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the Closing and (5) Talaris filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement to register the shares of Talaris common stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by Talaris stockholders of the Talaris Voting Proposals, (2) approval by the requisite Tourmaline stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the listing of the shares of Talaris common stock to be issued in connection with the Merger and (4) the effectiveness of the Registration Statement. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the Closing.

The Merger Agreement contains certain termination rights of each of Talaris and Tourmaline. Upon termination of the Merger Agreement under specified circumstances, Talaris may be required to pay Tourmaline a termination fee of $5.0 million and/or reimburse Tourmaline’s expenses up to a maximum of $500,000, and Tourmaline may be required to pay Talaris a termination fee of $7.1 million and/or reimburse Talaris’ expenses up to a maximum of $500,000.

At the Effective Time, the board of directors is expected to consist of seven members, five of whom will be designated by Tourmaline and two of whom will be designated by Talaris.

Financing Transaction

On June 22, 2023, Tourmaline entered into a securities purchase agreement with certain investors, pursuant to which Tourmaline agreed to sell shares of Tourmaline common stock for an aggregate purchase price of approximately $75,000,000 (the “Pre-Closing Financing”) immediately prior to the Closing. The Pre-Closing Financing is conditioned upon the satisfaction or waiver of the conditions set forth in the Merger Agreement. Shares of Tourmaline common stock issued pursuant to this Pre-Closing Financing will be converted into shares of Talaris common stock in accordance with the Exchange Ratio.

Support Agreements and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (i) certain stockholders of Tourmaline (solely in their respective capacities as Tourmaline stockholders) holding approximately 88.0% of the outstanding shares of Tourmaline capital stock have entered into support agreements with Talaris and Tourmaline to vote all of their shares of Tourmaline capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Tourmaline Support Agreements”) and (ii) certain stockholders of Talaris holding approximately 41.6% of the outstanding shares of Talaris common stock have entered into support agreements with Talaris and Tourmaline to vote all of their shares of Talaris common stock in favor of the Talaris Voting Proposals and against any alternative acquisition proposals (the “Talaris Support Agreements,” and, together with the Tourmaline Support Agreements, the “Support Agreements”). The Support Agreements shall terminate if the merger agreement is terminated or if the board of directors or any committee of the board of either Talaris or Tourmaline withholds, amends, withdraws or modifies its recommendation in a manner adverse to the other party or adopts, approves or recommends (or publicly proposes to adopt, approve or recommend) any other acquisition proposal.

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and greater than 5% stockholders of Tourmaline have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they have agreed not to transfer their shares of Talaris common stock (other than shares purchased in the Financing) for the 180-day period following the Effective Time. Concurrently with the Closing, certain directors of Talaris who are continuing in such capacity will enter into Lock-Up Agreements.

The preceding summaries of the Merger Agreement, the Support Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Tourmaline Support Agreement, the form of Talaris Support Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Tourmaline or Talaris or to modify or supplement any factual disclosures about Talaris in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Tourmaline, Talaris and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Tourmaline, Talaris or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 5.01.	Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 22, 2023, Talaris and Tourmaline issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by Talaris and Tourmaline in connection with the Merger.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the proposed Merger; Talaris’ cash position at December 31, 2022 and for subsequent periods; the combined company’s listing on Nasdaq after closing of the proposed Merger; expectations regarding the ownership structure of the combined company; the anticipated timing of Closing; the expected executive officers and directors of the combined company; each company’s and the combined company’s expected cash position at the closing of the proposed Merger and cash runway of the combined company; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates or platform technologies of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results; and other statements that are not historical fact. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting Talaris, Tourmaline or the proposed transaction will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Talaris’ control. Talaris’ actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the closing of the proposed Merger are not satisfied, including the failure to timely obtain shareholder approval for the transaction, if at all; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Talaris and Tourmaline to consummate the proposed Merger; (iii) risks related to Talaris’ ability to manage its operating expenses and its expenses associated with the proposed Merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed Merger; (v) the risk that as a result of adjustments to the exchange ratio, Talaris shareholders and Tourmaline stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Talaris’ common stock relative to the value suggested by the exchange ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (ix) the uncertainties associated with Tourmaline’s platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (xi) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xii) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (xiii) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results; (xiv) risks associated with Talaris’ financial close process; (xv) the risk that the pre-closing financing is not consummated; and (xvi) the risk that Talaris shareholders receive more or less of the cash dividend than is currently anticipated, among others. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Talaris’ Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, and in other filings that Talaris makes and will make with the SEC in connection with the proposed Merger, including the Proxy Statement described below under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Talaris expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This Current Report on Form 8-K does not purport to summarize all of the conditions, risks and other attributes of an investment in Talaris or Tourmaline.

Participants in the Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith relate to the proposed merger transaction involving Talaris and Tourmaline and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, Talaris will file relevant materials with the SEC, including a registration statement on Form S-4 (the “Form S-4”) that will contain a proxy statement (the “Proxy Statement”) and prospectus. This Current Report on Form 8-K is not a substitute for the Form S-4, the

Proxy Statement or for any other document that Talaris may file with the SEC and or send to Talaris’ shareholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF TALARIS ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TALARIS, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith do not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by Talaris with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Talaris with the SEC will also be available free of charge on Talaris’ website at www.talaristx.com, or by contacting Talaris’ Investor Relations at investors@talaristx.com. Talaris, Tourmaline, and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from Talaris’ shareholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Talaris is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 31, 2023, and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 22, 2023, by and among Talaris Therapeutics, Inc., Terrain Merger Sub, Inc. and Tourmaline Bio, Inc.

10.1	Form of Tourmaline Support Agreement

10.2	Forms of Talaris Support Agreements

10.3	Form of Lock-Up Agreement

99.1	Joint Press Release, issued on June 22, 2023

99.2	Investor Presentation, dated June 22, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALARIS THERAPEUTICS, INC.

Date: June 22, 2023	By:	/s/ Mary Kay Fenton
	Name:	Mary Kay Fenton
	Title:	Chief Financial Officer and Interim Chief Executive Officer and President